CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Alamos Gold Inc.

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Alamos Gold Inc. of:

•
our Report of Independent Registered Public Accounting Firm dated February 19, 2020 on the consolidated financial statements which comprise the consolidated statements of financial position of Alamos Gold Inc. as of December 31, 2019 and December 31, 2018, the related statements of comprehensive income (loss), changes in equity and cash flows for each of the years then ended, and related notes, and our Report of Independent Registered Public Accounting Firm dated February 19, 2020 on the effectiveness of internal control over financial reporting of Alamos Gold Inc. as of December 31, 2019, which reports appear in Exhibit 99.1 to the Company’s Form 6-K dated February 20, 2020; and

•
our Report of Independent Registered Public Accounting Firm dated February 20, 2019 on the consolidated financial statements which comprise the consolidated statements of financial position of Alamos Gold Inc. as of December 31, 2018 and December 31, 2017, the related statements of comprehensive (loss) income, changes in equity and cash flows for each of the years then ended, and related notes, which report appears in Exhibit 99.3 to the Company’s Annual Report on Form 40-F for the year ended December 31, 2018;

and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
February 27, 2020
Toronto, Canada